SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 23, 2002


                          THE CHALONE WINE GROUP, LTD.
             ______________________________________________________

             (Exact name of registrant as specified in its charter)


         California                   0-13406                     94-1696731
________________________________________________________________________________
(State or other jurisdiction       (Commission                 (I.R.S Employer
     of incorporation)             File Number)              Identification No.)


                                621 Airpark Road
                             Napa, California 94558
          ____________________________________________________________
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (707) 254-4200


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ITEM 5. OTHER EVENTS.


On August 27, 2002, the Company announced that, on August 23, it had completed the acquisition of the winery and vineyard site formerly known as Beaucanon Winery in Rutherford, California. The site will be used as the home for the Provenance Vineyard brand. The purchase price was $8.9 million.

The acquisition was funded by the issuance of two convertible subordinated promissory notes in exchange for $11 million in cash (the "Notes"). The Notes were issued to Les Domaines Baron de Rothschild (Lafite) ("DBR"), in the amount of $8.25 million, and SFI Intermediate Limited or its affiliates ("SFI"), in the amount of $2.75 million. The Notes accrue interest on the principal sum at a rate of 9% per annum. The principal sum and all accrued interest is due and payable in full, two years from the date of the Notes (the "Maturity Date"). At the Maturity Date, Chalone may elect to pay all of the outstanding principal and accrued interest in cash or may elect to repay all or part of these amounts through conversion into shares of Company common stock at a conversion price of $9.4207 per share (the "Conversion Price"). DBR or SFI may elect to convert all outstanding principal and accrued interest to shares of Company common stock at the Conversion Price only in the event of a change of control transaction, as defined in the Notes.

Prior to the transaction, DBR and SFI beneficially owned 42.4% and 17.2%, respectively, of the common stock of the Company. Upon conversion of the Notes, DBR and SFI would beneficially own 45.5% and 17.9%, respectively, of the common stock of the Company.



In conjunction with the above activities, the Company, its lenders under the Company's Credit Agreement and its noteholders under the Company's Amended and Restated Note Purchase Agreement amended the Company's Credit Agreement and its Amended and Restated Note Purchase Agreement (1) to reflect the lenders' and noteholders' consent to the Beaucanon acquisition and the issuance of the Notes and (2) to make certain amendments in the Credit Agreement and the Amended and Restated Note Purchase Agreement, including the exclusion of the Notes from the financial covenants contained in those agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

             99.1  Press release issued by the registrant dated August 27, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 2002                       The Chalone Wine Group, Ltd.
                                                            (Registrant)


                                                By:      /s/ SHAWN CONROY BLOM
                                                         _______________________
                                                         Shawn Conroy Blom
                                                         Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.     Description

    99.1        Press release issued by the registrant dated August 27, 2002.